UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 26, 2016
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Spirit Realty Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	0001-36004	20-1676382
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2727 North Harwood Drive, Suite 300, Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900
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(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.
On October 26, 2016, Spirit Realty Capital, Inc. (the “Company”) completed the sale of 108 properties to 84 Properties, LLC (the “Purchaser”). On October 26, 2016, the Company issued a press release announcing the sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information, including the information contained in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.
Item 8.01.    Other Events.
On October 26, 2016, the Company completed the sale of 108 properties to the Purchaser for total cash consideration of $205.7 million, consisting of $200.7 million to purchase the assets and a $5.0 million amendment fee. The properties are retail stores operated by the Purchaser and its affiliates and constitute all of the properties leased by the Purchaser under a Master Lease Agreement, dated April 27, 2007 (as amended, the “Master Lease Agreement”), by and between Spirit SPE Portfolio 2007-2, LLC, a wholly owned subsidiary of the Company, and the Purchaser. The properties were purchased by the Purchaser pursuant to a purchase option set forth in the Master Lease Agreement, which was amended on October 5, 2016 to allow the Purchaser to accelerate the exercise of the first purchase option date of April 30, 2017.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
Exhibit No.    Description

99.1	Press release dated October 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2016	SPIRIT REALTY CAPITAL, INC. By: ____________________________ Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)

[EXHIBIT INDEX]
Exhibit No.    Description

99.1	Press release dated October 26, 2016.